                           MORGAN STANLEY SERIES FUNDS

                    AMENDED AND RESTATED DECLARATION OF TRUST

                               Dated: May 31, 2007

                           1221 Avenue of the Americas
                               New York, NY 10020

                                TABLE OF CONTENTS

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                                                                                                               ----

ARTICLE I -- Name and Definitions                                                                                 5

      Section 1.1    Name                                                                                         5

      Section 1.2    Definitions                                                                                  5

ARTICLE II -- Trustees                                                                                            6

      Section 2.1    Number of Trustees                                                                           6

      Section 2.2    Term of Office of Trustees                                                                   6

      Section 2.3    Resignation and Appointment of Trustees                                                      7

      Section 2.4    Vacancies                                                                                    7

      Section 2.5    Delegation of Power to Other Trustees                                                        7

ARTICLE III -- Powers of Trustees                                                                                 8

      Section 3.1    General                                                                                      8

      Section 3.2    Investments                                                                                  8

      Section 3.3    Legal Title                                                                                  9

      Section 3.4    Issuance and Repurchase of Securities                                                        9

      Section 3.5    Borrowing Money; Lending Trust Property                                                      9

      Section 3.6    Delegation                                                                                   9

      Section 3.7    Collection and Payment                                                                       9

      Section 3.8    Expenses                                                                                     9

      Section 3.9    Manner of Acting; By-Laws                                                                    9

      Section 3.10   Miscellaneous Powers                                                                        10

ARTICLE IV -- Investment Adviser, Distributor, Custodian and Transfer Agent                                      10

      Section 4.1    Investment Adviser                                                                          10

      Section 4.2    Distributor                                                                                 11

                                       2

      Section 4.3    Custodian                                                                                   11

      Section 4.4    Transfer Agent                                                                              11

      Section 4.5    Parties to Contract                                                                         11

ARTICLE V -- Limitations of Liability of Shareholders, Trustees and Others                                       11

      Section 5.1     No Personal Liability of Shareholders                                                      11

      Section 5.2     Limitation of Liability of Trustees and Others                                             12

      Section 5.3     Mandatory Indemnification                                                                  12

      Section 5.4     No Bond Required                                                                           13

      Section 5.5     No Duty of Investigation; Notice in Trust Instruments                                      13

      Section 5.6     Good Faith Action; Reliance on Experts                                                     14

      Section 5.7     Derivative Actions                                                                         14

ARTICLE VI -- Shares of Beneficial Interest                                                                      14

      Section 6.1     Beneficial Interest                                                                        14

      Section 6.2     Rights of Shareholders                                                                     15

      Section 6.3     Trust Only                                                                                 15

      Section 6.4     Issuance of Shares                                                                         15

      Section 6.5     Register of Shares                                                                         15

      Section 6.6     Transfer of Shares                                                                         15

      Section 6.7     Notices                                                                                    16

      Section 6.8     Voting Powers                                                                              16

      Section 6.9     Series of Shares                                                                           16

      Section 6.10    Classes of Shares                                                                          18

      Section 6.11    Series and Class Designations                                                              18

ARTICLE VII -- Redemptions                                                                                       18

      Section 7.1     Redemptions                                                                                18

      Section 7.2     Suspension of Right of Redemption                                                          18

                                       3

      Section 7.3     Redemption of Shares; Disclosure of Holding                                                18

ARTICLE VIII -- Determination of Net Asset Value, Net Income and Distributions; Reduction in Shares              19

ARTICLE IX -- Duration; Termination of Trust; Amendment; Mergers, etc.                                           19

      Section 9.1     Duration                                                                                   19

      Section 9.2     Termination of Trust                                                                       19

      Section 9.3     Amendment Procedure                                                                        20

      Section 9.4     Merger, Consolidation and Sale of Assets                                                   20

ARTICLE X -- Miscellaneous                                                                                       21

      Section 10.1    Filing                                                                                     21

      Section 10.2    Governing Law                                                                              21

      Section 10.3    Principal Office                                                                           21

      Section 10.4    Counterparts                                                                               21

      Section 10.5    Reliance by Third Parties                                                                  21

      Section 10.6    Provisions in Conflict with Law or Regulations                                             22

Signature Page

Appendix A - Series                                                                                             A-1

Appendix B - Classes                                                                                            B-1

                                       4

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                           MORGAN STANLEY SERIES FUNDS

                            Dated as of May 31, 2007

      This DECLARATION OF TRUST is made this 31st day of May, 2007 by the
Trustees;

      WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

      WHEREAS, the Trustees desire that the beneficial interest in the Trust assets be divided into transferable Shares of Beneficial Interest (without par value) issued in one or more series, as hereinafter provided;

      NOW THEREFORE, the Trustees hereby confirm that all money and property contributed to the Trust hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the Shares of Beneficial Interest
(without par value) issued hereunder and subject to the provisions hereof.

                                    ARTICLE I

                              NAME AND DEFINITIONS
                              --------------------

      Section 1.1. Name. The name of the Trust is Morgan Stanley Series Funds.

      Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

      (a) "Advisory Trustees" means any person, which may include a former
Trustee, appointed by resolution of the Trustees to serve the Board in an advisory capacity, for such period and in accordance with such terms and conditions as are determined by the Trustees. An Advisory Trustee shall serve at the pleasure of the Trustees and may be removed by the Trustees at any time and for any reason, with or without cause, and may resign at any time by an instrument in writing signed by that Advisory Trustee and delivered to the
Trust. Advisory Trustees, in their capacity as such, are not Trustees or officers of the Trust for any purpose and shall have no legal, voting or other powers or obligations of Trustees or officers hereunder, and shall not perform the functions of the Trustees or officers in any manner.

      (b) "By-Laws" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

      (c) "Commission" has the meaning given that term in the 1940 Act.

      (d) "Declaration" means this Declaration of Trust, as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof,"
"herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

      (e) "Distributor" means a party furnishing services to the Trust pursuant to any contract described in Section 4.2 hereof.

      (f) "Interested Person" has the meaning given that term in the 1940 Act.

      (g) "Investment Adviser" means a party furnishing services to the Trust pursuant to any contract described in Section 4.1 hereof.

                                       5

      (h) "Majority Shareholder Vote" has the same meaning as the phrase "vote of a majority of the outstanding voting securities" as defined in the 1940 Act, except that such term may be used herein with respect to the Shares of the Trust as a whole or the Shares of any particular series or class, as the context may require, and except that each Share shall have one vote per Share as provided in
Section 6.8 hereof.

      (i) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time, and as such Act or the rules and regulations thereunder may apply to the Trust or any series or class pursuant to any exemptive order or similar relief or interpretation issued by the Commission under such Act.

      (j) "Person" means and includes individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

      (k) "Shareholder" means a record owner of outstanding Shares.

      (l) "Shares" means the Shares of Beneficial Interest into which the beneficial interest in the Trust shall be divided from time to time or, when used in relation to any particular series or class of Shares established by the
Trustees pursuant to Section 6.11 hereof, transferable units into which such series or class of Shares shall be divided from time to time in accordance with the terms hereof. The term "Shares" includes fractions of Shares as well as whole Shares.

      (m) "Transfer Agent" means a party furnishing services to the Trust pursuant to any transfer agency contract described in Section 4.4 hereof.

      (n) "Trust" means the trust hereunder.

      (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the
Trust or the Trustees, including, without limitation, any and all property allocated or belonging to any series or class of Shares pursuant to Section 6.9 or Section 6.10 hereof.

      (p) "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder. For the avoidance of any doubt, an
"Advisory Trustee" as defined in Section 1.2(a) is not a Trustee for any purpose hereunder.

                                   ARTICLE II

                                    TRUSTEES
                                    --------

      Section 2.1. Number of Trustees. The number of Trustees shall initially be one, and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of Trustees, or by resolution approved by a majority of Trustees, provided, however, that the number of Trustees shall in no event be less than three nor more than 15.

      Section 2.2. Term of Office of Trustees. A Trustee may be elected either by the Shareholders of the Trust or, as provided in the Declaration and subject to the limitations of the 1940 Act, by the Trustees. Subject to all applicable provisions of the 1940 Act, a Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided or, if sooner, until his or her death or the election and qualification of his or her successor; except that:

      (a) any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by that Trustee and delivered to the Trust, which shall take effect upon such delivery or upon such later date as is specified therein;

                                      -6-

      (b) any Trustee may be removed at any time, with or without cause, by written instrument signed by at least three-quarters of the Trustees, specifying the date when such removal shall become effective;

      (c) any Trustee who has attained a mandatory retirement age, if any, as established by a provision of the By-Laws, which is amendable only by a majority of Trustees, or established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy;

      (d) any Trustee who has served to the end of his or her term of office established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such
Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; and

      (e) a Trustee may be removed at any meeting of Shareholders by a vote of
Shares representing two-thirds of the voting power of the outstanding Shares of the Trust.

Upon the resignation, retirement or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, that individual shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning, retiring or removed Trustee. Upon the incapacity or death of any Trustee, that Trustee's legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

      Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no resigning or removed Trustee shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

      Section 2.3. Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement or removal of any of the Trustees, or in case a vacancy shall, by reason of an increase in number of Trustees, or for any other reason, exist, a majority of the remaining Trustees may fill such vacancy by appointing such other individual as they in their discretion shall see fit. Any such appointment shall not become effective, however, until the person appointed shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, removal or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation, removal or increase in number of Trustees. The power of appointment is subject to all applicable provisions of the 1940 Act.

      Section 2.4. Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, or while any Trustee is incapacitated, the other Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration, and only such other Trustees shall be counted for the purposes of the existence of a quorum or the taking of any action to be taken by the Trustees. A written instrument certifying the existence of such vacancy or incapacity signed by a majority of the Trustees shall be conclusive evidence of the existence thereof.

      Section 2.5. Delegation of Power to Other Trustees. Subject to
requirements imposed by the 1940 Act and other applicable law, any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under the Declaration except as otherwise expressly provided herein.

                                      -7-

                                   ARTICLE III

                               POWERS OF TRUSTEES
                               ------------------

      Section 3.1. General. Subject to the provisions of the Declaration, the
Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The
Commonwealth of Massachusetts, in any and all states of the United States of
America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

      The enumeration of any specific power herein shall not be construed as limiting the aforesaid power or any other power of the Trustees hereunder. Such powers of the Trustees may be exercised without order of or resort to any court.

      Section 3.2. Investments. (a) The Trustees shall have the power:

      (i) to conduct, operate and carry on the business of an investment company;

      (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of securities of every nature and kind, U.S. and foreign currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, derivative instruments of every kind, "when-issued" or standby contracts, and all types of obligations or financial instruments, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed or sponsored by any and all Persons, including, without limitation,

      (A) states, territories and possessions of the United States and the
District of Columbia and any political subdivision, agency or instrumentality of any such Person,
      (B) the U.S. Government, any foreign government, or any political subdivision or any agency or instrumentality of the U.S. Government or any foreign government,

      (C) any international instrumentality,

      (D) any bank or savings institution, or

      (E) any corporation or organization organized under the laws of the United
States or of any state, territory or possession thereof, or under any foreign law;

to retain Trust assets in cash and from time to time to change the investments in which the assets of the Trust are invested; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments; and

                                      -8-

      (iii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, proper or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

      (b) The Trustees shall not be limited to investing in securities or obligations maturing before the possible termination of the Trust, nor shall the
Trustees be limited by any law limiting the investments which may be made by fiduciaries.

      (c) Notwithstanding any other provision of the Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the
Trust Property of the Trust and each series of the Trust, or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more other investment companies to the extent not prohibited by the 1940 Act.

      Section 3.3. Legal Title. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person or nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, retirement, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust
Property, and the right, title and interest of such Trustee in the Trust
Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX and Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds of the Trust or other Trust Property, whether capital or surplus or otherwise.

      Section 3.5. Borrowing Money; Lending Trust Property. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the Trust Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

      Section 3.6. Delegation. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees, any Investment
Adviser, Distributor, custodian, agent or independent contractor of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem appropriate or expedient.

      Section 3.7. Collection and Payment. Subject to Section 6.9 hereof, the
Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

      Section 3.8. Expenses. Subject to Section 6.9 hereof, the Trustees shall have the power to incur and pay any expenses which in the opinion of the
Trustees are necessary or incidental to carry out any of the purposes of the
Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees, Trustees and Advisory Trustees.

      Section 3.9. Manner of Acting; By-Laws. Except as otherwise provided herein, in the 1940 Act or in the By-Laws, any action to be taken by the
Trustees may be taken by a majority of the Trustees present at a meeting of
Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other,

                                      -9-

or by written consents of two-thirds of the Trustees. The Trustees may adopt
By-Laws not inconsistent with the Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent permitted therein at any time.

      Section 3.10. Miscellaneous Powers. Without limiting the foregoing, the
Trustees shall have the power to:

      (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust;

      (b) enter into joint ventures, partnerships and any other combinations or associations;

      (c) elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, in each case with or without cause, and appoint and terminate any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;

      (d) purchase, and pay for out of Trust Property, such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the
Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring Shareholders, any administrator, Trustees,
Advisory Trustees, officers, employees, agents, any Investment Adviser, any
Distributor, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;
      (e) establish pension, profit-sharing, Share purchase, deferred compensation, and other retirement, incentive and benefit plans for any
Trustees, officers, employees or agents of the Trust;

      (f) to the extent permitted by law, indemnify any person with whom the
Trust has dealings, including any Investment Adviser, administrator, custodian,
Distributor, Transfer Agent, shareholder servicing agent and any dealer, to such extent as the Trustees shall determine;

      (g) guarantee indebtedness or contractual obligations of others;

      (h) determine and change the fiscal year of the Trust or any series thereof and the method by which its accounts shall be kept; and

      (i) adopt a seal for the Trust, provided that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                                   ARTICLE IV

                   INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN
                   ------------------------------------------
                               AND TRANSFER AGENT
                               ------------------

      Section 4.1. Investment Adviser. Subject to applicable requirements of the
1940 Act, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party to each such contract shall undertake to furnish the Trust such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, with respect to one or more series of Shares, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provision of the Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust or any series thereof on behalf of the Trustees or may authorize any officer, employee or
Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by

                                      -10-

the Trustees). Any of such purchases, sales, loans or exchanges shall be deemed to have been authorized by all the Trustees. Such services may be provided by one or more Persons.

      Section 4.2. Distributor. Subject to applicable requirements of the 1940
Act, the Trustees may in their discretion from time to time enter into one or more exclusive or non-exclusive distribution contracts providing for the sale of
Shares of one or more series or classes whereby the Trust may either agree to sell the Shares to the other party to any such contract or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements or agency agreements with securities dealers or other Persons to further the purpose of the distribution or repurchase of the Shares. Such services may be provided by one or more Persons.

      Section 4.3. Custodian. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party to each such contract shall undertake to furnish such custody services to the Trust as the
Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the 1940 Act, the Declaration or the By-Laws. The Trustees may authorize any custodian to employ one or more sub-custodians from time to time to perform such of the services of the custodian as the Trustees shall from time to time consider desirable. Services described in this Section may be provided by one or more
Persons.

      Section 4.4. Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency or sub-transfer agency and shareholder servicing contracts whereby the other party to each such contract shall undertake to furnish such transfer agency and/or shareholder services to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws. Such services may be provided by one or more Persons.

      Section 4.5. Parties to Contract. Any contract of the character described in any Section of this Article IV may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2, 4.3 and 4.4 above, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.5.

                                    ARTICLE V

                   LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                   -----------------------------------------
                              TRUSTEES AND OTHERS
                              -------------------

      Section 5.1. No Personal Liability of Shareholders. No Shareholder or
former Shareholder shall be subject to any personal liability whatsoever to any
Person in connection with Trust Property or the acts, obligations or affairs of the Trust solely by reason of being or having been a Shareholder. The Trust shall indemnify and hold each Shareholder and former Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject solely by reason of his or her being or having been a Shareholder (other than taxes payable by virtue of owning Shares), and shall reimburse such
Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a
Shareholder or former Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder or former

                                      -11-

Shareholder in any appropriate situation even though not specifically provided herein. The Trust shall, upon request by a Shareholder or former Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Trust and satisfy any judgment thereon from the assets of the
Trust. Notwithstanding any other provision of the Declaration to the contrary, no Trust Property shall be used to indemnify or reimburse any Shareholder or former Shareholder of any Shares of any series other than Trust Property allocated or belonging to such series.

      Section 5.2. Limitation of Liability of Trustees and Others. (a) No
Trustee, Advisory Trustee, officer or employee or agent of the Trust shall be subject to any liability whatsoever to any Person in connection with Trust
Property or the affairs of the Trust, and no Trustee or Advisory Trustee shall be responsible or liable in any event for any neglect or wrongdoing of any officer, employee or agent of the Trust or for the act or omission of any other
Trustee or Advisory Trustee. For the sake of clarification and without limiting the foregoing, the appointment, designation or identification of a Trustee as the Chair of the Trustees, the lead or assistant lead independent Trustee, a member or Chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert) or any other special appointment, designation or identification given to a Trustee, shall not (a)
impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee's rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or
(y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled. Notwithstanding anything to the contrary in this Section
5.2(a) or otherwise, nothing in the Declaration shall protect any Trustee,
Advisory Trustee, officer, employee or agent of the Trust against any liability to the Trust or its Shareholders to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Trust.

      (b) All persons extending credit to, contracting with or having claim against the Trust or any series or class shall look solely to the assets of the
Trust or to the assets of that series or class for payment under such credit, contract or claim; and neither any Trustee or Advisory Trustee, nor any of the
Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

      Section 5.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

      (i) every person who is or has been a Trustee, Advisory Trustee or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which that individual becomes involved as a party or otherwise by virtue of being or having been a Trustee, Advisory Trustee or officer and against amounts paid or incurred by that individual in the settlement thereof;

      (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and
"expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement or compromise, fines, penalties and other liabilities.

      (b) No indemnification shall be provided hereunder to a Covered Person:

      (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office;

      (ii) with respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that that individual's action was in the best interest of the Trust; or

                                      -12-

      (iii) in the event of a settlement involving a payment by a Trustee,
Advisory Trustee or officer or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) above resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that that individual did not engage in such conduct:
            (A) by vote of a majority of the Disinterested Trustees (as defined below) acting on the matter (provided that a majority of the Disinterested
      Trustees then in office act on the matter); or
            (B) by written opinion of (i) the then-current legal counsel to the
      Trustees who are not Interested Persons of the Trust or (ii) other legal counsel chosen by a majority of the Disinterested Trustees (or if there are no Disinterested Trustees with respect to the matter in question, by a majority of the Trustees who are not Interested Persons of the Trust) and
      determined by them in their reasonable judgment to be independent.

      (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall limit the Trust from entering into other insurance arrangements or affect any rights to indemnification to which Trust personnel, including Covered Persons, may be entitled by contract or otherwise under law.
      (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that the Covered Person is not entitled to indemnification under this Section 5.3, provided that either:

      (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

      (ii) a majority of the Disinterested Trustees acting on the matter
(provided that a majority of the Disinterested Trustees then in office act on the matter) or legal counsel meeting the requirement in Section 5.3(b)(iii)(B)
above in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

      As used in this Section 5.3 a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the
Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

      (e) With respect to any such determination or opinion referred to in clause (b)(iii) above or clause (d)(ii) above, a rebuttable presumption shall be afforded that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office in accordance with pronouncements of the
Commission.

      Section 5.4. No Bond Required. No Trustee, Advisory Trustee or officer shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

      Section 5.5. No Duty of Investigation; Notice in Trust Instruments. No
purchaser, lender, shareholder servicing agent, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the
Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the

                                      -13-

executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the
Trust or undertaking made or issued by the Trustees or officers shall recite that the same is executed or made by them not individually, but as or on behalf of Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees, officers or Shareholders individually, but bind only the Trust estate, and may contain any further recital deemed appropriate, but the omission of such recital shall not operate to bind any of the Trustees, officers or Shareholders individually. The Trustees may maintain insurance for the protection of the Trust Property, Shareholders,
Trustees, Advisory Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

      Section 5.6. Good Faith Action; Reliance on Experts. The exercise by the
Trustees or the officers of the Trust of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. The Trustees or the officers of the
Trust shall not be liable for errors of judgment or mistakes of fact or law.
Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be under no liability and fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon advice of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Distributor, Transfer Agent,
custodian, any shareholder servicing agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the
Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

      Section 5.7. Derivative Actions. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim.
Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or any series or class thereof would otherwise result, or if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such
Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter, or the amount of such remuneration.

      Such demand shall be mailed to the Secretary or Clerk of the Trust at the
Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The
Trustees shall consider such demand within 45 days of its receipt by the Trust.
In their sole discretion, the Trustees may submit the matter to a vote of
Shareholders of the Trust or any series or class thereof, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or any series or class thereof shall be subject to the right of the Shareholders under Section 6.8 of the Declaration to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                   ARTICLE VI

                         SHARES OF BENEFICIAL INTEREST
                         -----------------------------

      Section 6.1. Beneficial Interest. The interest of the beneficiaries hereunder may be divided into transferable Shares of Beneficial Interest
(without par value), which may be divided into one or more series and classes as provided in Sections 6.9 and 6.10 hereof. The number of Shares authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of
Shares, shall be fully paid and non-assessable.

                                      -14-

      Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their
Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in the Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series or class of Shares. By becoming a Shareholder each Shareholder shall be held expressly to have assented to and agreed to be bound by the provisions of the
Declaration.

      Section 6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each
Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust.
Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      Section 6.4. Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the
Shares of any series or class into a greater or lesser number without thereby changing their proportionate beneficial interests in Trust Property allocated or belonging to such series or class. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

      Section 6.5. Register of Shares. A register or registers shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses (which may be addresses for electronic delivery) of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders.
No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to that Shareholder as provided herein or in the By-Laws, until the Shareholder has given his or her address to the
Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

      Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by the record holder's agent thereunto authorized in writing, upon delivery to the Trustees or, if there is a Transfer Agent with respect to such Shares, the Transfer Agent of a duly executed instrument of transfer together with any certificate or certificates (if issued) for such Shares and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the
Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

      Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer
Agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the
Trustees nor any Transfer Agent or registrar nor any officer or agent of the
Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

                                      -15-

      Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given (i)
if mailed, postage prepaid, addressed to any Shareholder of record at the
Shareholder's last known address as recorded on the register of the Trust, (ii)
if sent by electronic transmission to the Shareholder of record at the
Shareholder's last known address for electronic delivery as recorded on the register of the Trust, (iii) if mailed or sent by electronic delivery to one or more members of the Shareholder's household in accordance with applicable law or regulation, or (iv) if otherwise sent in accordance with applicable law or regulation.

      Section 6.8. Voting Powers. The Shareholders shall have power to vote only
(i) for the election of Trustees when that issue is submitted to Shareholders, and for the removal of Trustees as provided in Section 2.2 hereof, (ii) with respect to any investment advisory or management contract on which a shareholder vote is required by the 1940 Act, (iii) with respect to termination of the Trust or any series or class to the extent and as provided in Section 9.2 hereof, (iv)
with respect to any amendment of the Declaration to the extent and as provided in Section 9.3 hereof, (v) with respect to any merger, consolidation or sale of assets to the extent and as provided in Section 9.4 hereof, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the
Shareholders, and (vii) with respect to such additional matters relating to the
Trust as may be required by the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any other regulator having jurisdiction over the Trust, or as the Trustees may consider necessary or desirable.

      A Shareholder of each series or class shall be entitled to one vote for each whole Share of such series or class, on each matter on which such
Shareholder is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that the Trustees may, in conjunction with the establishment of any series or class of Shares (but subject to applicable law), establish conditions under which the several series or classes shall have separate or no voting rights. Shares held in the treasury of the Trust shall not be voted.

      Except when a larger vote is required by applicable law or by any provision of the Declaration or the By-Laws, if any, Shares representing a majority of the voting power of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Declaration requires that the holders of any series or class shall vote as a series or class, then Shares representing a majority of the voting power of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned, and provided further that abstentions and broker non-votes shall not be counted as votes cast but shall be counted as being present for purposes of determining the existence of a quorum.

      Shares of all series shall be voted in the aggregate on any matter submitted to a vote of the Shareholders of the Trust except as provided in
Section 6.9(g) hereof. There shall be no cumulative voting in the election of
Trustees. Until Shares are issued and during any period when no Shares are outstanding, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by
Shareholders. The By-Laws may include further provisions for Shareholder votes and meetings and related matters.

      Section 6.9. Series of Shares. Shares of the Trust may be divided into series, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, in accordance with the terms of this Section 6.9. The Trustees may from time to time exercise their power to authorize the division of Shares into one or more series by establishing and designating one or more series of Shares upon and subject to the following provisions:

      (a) All Shares shall be identical (subject to such variations between classes of Shares as may be permitted in accordance with the terms of Section
6.10 hereof) except that there may be such variations between different series as are approved by the Trustees and as are consistent with applicable law.

      (b) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares of any series, including outstanding Shares, unissued
Shares and Shares previously issued and reacquired, into one or more series that may be established and designated

                                      -16-

from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

      (c) All consideration received by the Trust for the issue or sale of
Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No holder of Shares of any particular series shall have any claim on or right to any assets allocated or belonging to any other series of Shares. No holder of Shares of any particular series shall be entitled to participate in a derivative or class action on behalf of any other series or the Shareholders of any other series.

      (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the
Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. The
Trustees shall have full discretion, to the extent not inconsistent with the
1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Under no circumstances shall the assets allocated or belonging to any particular series be charged with liabilities attributable to any other series. All Persons who have extended credit which has been allocated to a particular series, or who have a claim or contract which has been allocated to any particular series, shall look only to the assets of that particular series for payment of such credit, claim or contract.

      (e) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section 3.2 hereof unless otherwise provided in the instrument of the Trustees establishing such series.

      (f) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on
Shares of a particular series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the
Trustees may determine, to the holders of Shares of that series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. Subject to differences among classes, all dividends and distributions on Shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number and value of Shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions.
Shares of any particular series of the Trust may be redeemed solely out of Trust
Property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

      (g) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares of all series then entitled to vote shall be voted in the aggregate, except that (i) when required by the 1940 Act to be voted by individual series or class, Shares shall not be voted in the aggregate, and (ii) when the Trustees have determined that a matter affects only the interests of Shareholders of

                                      -17-

particular series or classes of Shares, only Shareholders of such series or classes of Shares, as applicable, shall be entitled to vote thereon.

      Section 6.10. Classes of Shares. The Trustees may, in their discretion, authorize the division of Shares of the Trust (or any series of the Trust) into one or more classes, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, in accordance with the terms of the 1940 Act. The number of Shares of each class that may be issued is unlimited, and the Trustees may classify or reclassify any shares of any class, including outstanding Shares, into one or more classes that may be established and designated from time to time. All
Shares of a class shall be identical with each other and with the Shares of each other class of the Trust or the same series of the Trust (as applicable), except for such variations between classes as may be approved by the Board of Trustees and not prohibited by the 1940 Act.

      Section 6.11 Series and Class Designations. The establishment and designation of any series or class of Shares shall be effective (a) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or class, (b) upon the vote of a majority of the Trustees as set forth in an instrument executed by an officer of the Trust, or (c) at such other time as the instrument referred to in the foregoing clause (a) or the vote referred to in the foregoing clause (b) may provide. Subject to Section 9.2 hereof, the
Trustees may at any time by an instrument executed by a majority of their number abolish any series or class and the establishment and designation thereof. Each instrument referred to in this paragraph shall be an amendment to the
Declaration.

      The series of Shares existing as of the date hereof are set forth in
Appendix A hereto.

      The classes of Shares of each series existing as of the date hereof are set forth in Appendix B hereto.

                                   ARTICLE VII

                                   REDEMPTIONS
                                   -----------

      Section 7.1. Redemptions. All Shares shall be redeemable based on a redemption price determined in accordance with this Section 7.1 and Article VIII of the Declaration. Redeemed Shares may be resold by the Trust. The Trust shall redeem the Shares at the price determined as hereinafter set forth, upon acceptance of the appropriately verified application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose in the Trust's then effective registration statement under the Securities Act of
1933, if applicable, and the 1940 Act. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, in the
Trust's registration statement regarding the redemption of Shares. Shares shall be redeemed at the net asset value thereof next determined after acceptance of such request, less any applicable redemption fee or sales charge as permitted under applicable law.

      Subject to Section 7.2 hereof, payment for said Shares shall be made to the Shareholder in cash or in property at such time and in such manner not inconsistent with the 1940 Act or other applicable law. Except as expressly determined by the Trustees, Shareholders shall not have the right to have Shares redeemed in-kind.

      Section 7.2. Suspension of Right of Redemption. The Trust may declare a suspension of the right of redemption or postpone the date of payment of the redemption proceeds of any series or class as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trust shall specify, and thereafter there shall be no right of redemption or payment of the redemption proceeds until the Trust shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw the
Shareholder's request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

      Section 7.3. Redemption of Shares; Disclosure of Holding. The Trustees
may, in their discretion, require the Trust to redeem Shares held by any
Shareholder for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that direct or indirect ownership of Shares of any series has or may become concentrated in such
Shareholder to an extent that would disqualify that series as a regulated investment

                                      -18-

company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to that Shareholder, (iv) the value of a Shareholder's Shares being less than a minimum amount established from time to time by the Trustees, (v) failure of a Shareholder to meet or maintain the qualifications for ownership of a particular class of Shares, or
(vi) the determination by the Trustees or pursuant to policies adopted by the
Trustees that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Trust or applicable series or class. The redemption shall be effected at the redemption price and in the manner provided in Section 7.1 hereof.

      The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of
1986, as amended (or any successor statute), or to comply with the requirements of any other law or regulation, and such ownership of Shares may be disclosed by the Trustees if so requested by such law or regulation.

                                  ARTICLE VIII

                       DETERMINATION OF NET ASSET VALUE,
                       ---------------------------------
               NET INCOME AND DISTRIBUTIONS; REDUCTION IN SHARES
               -------------------------------------------------

      The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable. With respect to any series that holds itself out as a money market or stable value fund, the Trustees shall have the power to reduce the number of outstanding Shares of the series by reducing the number of Shares in the account of each Shareholder on a pro rata basis, so as to maintain the net asset value per Share of such series at a constant dollar amount.

                                   ARTICLE IX

                        DURATION; TERMINATION OF TRUST;
                        -------------------------------
                            AMENDMENT; MERGERS, ETC.
                            ------------------------

      Section 9.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

      Section 9.2. Termination of Trust. (a) The Trust may be terminated at any time (i) by a Majority Shareholder Vote of the holders of its Shares, or (ii) by the Trustees by written notice to the Shareholders. Any series of the Trust, or any class of any series, may be terminated at any time (i) by a Majority
Shareholder Vote of the holders of Shares of that series or class, or (ii) by the Trustees by written notice to the Shareholders of that series or class. Upon the termination of the Trust or any series of the Trust:

      (i) The Trust or series of the Trust shall carry on no business except for the purpose of winding up its affairs;

      (ii) The Trustees shall proceed to wind up the affairs of the Trust or series of the Trust and all the powers of the Trustees under the Declaration shall continue until the affairs of the Trust or series of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the
Trust or series of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining
Trust Property or Trust Property of the series to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; and

      (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the

                                      -19-

remaining Trust Property or Trust Property of the series, in cash or in kind or partly in cash and partly in kind, among the Shareholders of the
Trust or the series according to their respective rights.

The foregoing provisions shall also apply, with appropriate modifications as determined by the Trustees, to the termination of any class.

      (b) After termination of the Trust or series or class and distribution to the Shareholders of the Trust or series or class as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the
Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or series or class, and the rights and interests of all Shareholders of the Trust or series or class shall thereupon cease.

      Section 9.3. Amendment Procedure. (a) Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend or otherwise supplement the Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration. Without limiting the foregoing power reserved to the Trustees, the Trustees may, without any
Shareholder vote, amend the Declaration to designate or redesignate series or classes, to change the name or principal office of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary or advisable, to conform the Declaration to the requirements of applicable law, including the
1940 Act and the Internal Revenue Code of 1986, as amended, but the Trustees shall not be liable for failing to do so. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in
Section 6.8; (ii) any amendment to Section 9.3(a) or (b); (iii) any amendment as may be required by law, or by the Trust's registration statement, to be approved by Shareholders; and (iv) any amendment submitted to them by the Trustees. Any amendment on which Shareholders have the right to vote shall require a Majority
Shareholder Vote of the Shareholders of the Trust, or the written consent, without a meeting, of the holders of Shares representing not less than a majority of the voting power of the Shares of the Trust. Notwithstanding the foregoing, if the Trustees shall determine that any amendment required or permitted to be submitted to Shareholders would affect only the interest of
Shareholders of particular series or classes of Shares, then only Shareholders of such series or classes, as applicable, shall be entitled to vote thereon, and no vote of Shareholders of any other series or classes shall be required.

      (b) Nothing contained in the Declaration shall permit the amendment of the
Declaration to impair the exemption from personal liability of the Shareholders, former Shareholders, Trustees, Advisory Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders or former Shareholders.
Notwithstanding anything else herein, any amendment to Section 5.3 shall not limit the rights to indemnification or insurance provided therein with respect to actions or omissions of persons entitled to indemnification under such
Section prior to such amendment.

      (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders (if applicable) or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

      (d) Notwithstanding any other provision hereof, until such time as Shares of a particular series or class are first issued the Declaration may be terminated or amended in any respect as to that series or class, and as to any series or class in which Shares are not outstanding, by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the
Trustees.

      Section 9.4. Merger, Consolidation and Sale of Assets. Subject to
applicable law, the Trust or any series or class thereof may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property
(or all or substantially all of the Trust Property allocated or belonging to a particular series or class of the Trust) including its good will, upon such terms and conditions and for such consideration when and as authorized (a) by the Trustees without the vote or consent of Shareholders if permitted by applicable law, (b) at any meeting of Shareholders called for such purpose by a
Majority Shareholder Vote of all series of the Trust voting as a single class if the entire Trust is merging,

                                      -20-

consolidating or disposing of assets, by a Majority Shareholder Vote of the particular series if the entire series is merging, consolidating or disposing of assets, or by a Majority Shareholder Vote of a class if only that class is merging, consolidating or disposing of assets, or (c) by the written consent, without a meeting, of the holders of Shares representing a majority of the voting power of the outstanding Shares of all series of the Trust voting as a single class, or of the particular series or class as described above. Any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of The Commonwealth of Massachusetts. Such transactions may be effected through share-for-share exchanges, transfers or sales of assets, in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. The Trustees shall provide written notice to affected Shareholders of each transaction pursuant to this Section 9.4(a). Nothing contained herein shall be construed as requiring approval of Shareholders for any recapitalization or reclassification of any series or class, for any sale of assets in the ordinary course of the business of the Trust, or for any transaction, whether deemed a merger, consolidation, reorganization or exchange of shares or otherwise, whereby the
Trust issues shares of one or more series or classes in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity.

                                    ARTICLE X

                                 MISCELLANEOUS
                                 -------------

      Section 10.1. Filing. The Declaration and any subsequent amendment hereto shall be filed in the office of the Secretary of The Commonwealth of
Massachusetts and in such other place or places as may be required under the laws of The Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate, provided that the failure to so file shall not invalidate this instrument or any properly authorized amendment hereto. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by an officer or Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some other time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of The
Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original
Declaration and the various amendments thereto.

      Section 10.2. Governing Law. The Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth. The Trust shall be of the type commonly called a
Massachusetts business trust, and without limiting the provisions hereof, the
Trust may exercise all powers which are ordinarily exercised by such a trust, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such action.

      Section 10.3. Principal Office. The principal office of the Trust is 500
Boylston Street, Boston, Massachusetts. The Trustees, without a vote of
Shareholders, may change the principal office of the Trust.

      Section 10.4. Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      Section 10.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be an officer or Trustee hereunder, certifying to: (i) the number or identity of Trustees or
Shareholders, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Trustees or
Shareholders, (iv) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of the Declaration, (v) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (vi) the existence of any fact or

                                      -21-

facts which in any manner relates to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

      Section 10.6. Provisions in Conflict with Law or Regulations.

      (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the
Declaration or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the
Declaration in any jurisdiction.

                                      -22-

IN WITNESS WHEREOF, the undersigned has executed this Declaration of Trust this
31st day of May 2007.

                                                  /s/ Ronald E. Robison
                                                  -----------------------------
                                                  Ronald E. Robison, as Trustee
                                                  and not individually
                                                  1221 Avenue of the Americas
                                                  New York, New York  10020

STATE OF NEW YORK       }
         } ss.:
COUNTY OF NEW YORK     }

         On this 31st day of May 2007, RONALD E. ROBISON, known to me and known to be the individual described herein and who executed the foregoing instrument, personally appeared before me and acknowledged the foregoing instrument to be his free act and deed.

                                              /s/ Laura Matthews
                                              -----------------------
                                              Laura Matthews
                                              Notary Public

My commission expires:  October 18, 2010

                                                                      APPENDIX A

                                ESTABLISHMENT AND
                       DESIGNATION OF SERIES OF SHARES OF
                     BENEFICIAL INTEREST (WITHOUT PAR VALUE)

      The Trustees of the Trust, acting pursuant to the Trust's Declaration, have previously established and designated the series (each, a "Fund") of Shares of Beneficial Interest listed below.

      1. The Funds are as follows:
            Morgan Stanley U.S. Quantitative Large Cap Core Fund
            Morgan Stanley International Quantitative Fund

      2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 and the 1940 Act to the extent pertaining to the offering of Shares of the Fund. Each Share of each Fund shall be redeemable as provided in the Declaration. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust's Declaration of Trust, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in
Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of each
Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

      3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the
Declaration.

      4. The assets and liabilities of the Trust shall be allocated among each
Fund and any series of the Trust designated in the future as set forth in
Section 6.9 of the Declaration.

      5. Subject to the provisions of Section 6.9 and Article IX of the
Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or to otherwise change the special and relative rights of each Fund.

      6. Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund in accordance with Article IX of the
Declaration.

                                       A-1

                                                                      APPENDIX B

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

      Pursuant to Section 6.10 of the Declaration, the Trustees have divided the
Shares of each series of the Trust to create the classes of Shares, within the meaning of Section 6.10, listed below.

      1. The classes of Shares of Morgan Stanley U.S. Quantitative Large Cap
Core Fund are designated "Class A, B, C and D Shares." The classes of Shares of Morgan Stanley International Quantitative Fund are designated "Class A, B, C and D Shares."

      2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration. The designation of classes hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares.

      3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the applicable series, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the 1940 Act.

      4. Subject to the applicable provisions of the 1940 Act and the
Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of Shareholders.

      5. A class of Shares of any series of the Trust may be terminated by the
Trustees at any time by written notice to the Shareholders of the class in accordance with Article IX of the Declaration.

                                       B-1